Exhibit 10.2

                     EMPLOYMENT AGREEMENT- YACHA SUTTON


               This Employment Agreement (the "Agreement") is made and entered into as of March 31, 2000 by and among ESC MEDICAL SYSTEMS LTD., a public company incorporated under the laws of the State of Israel, with its principal offices at the New Industrial Park, Yokneam, Israel (the "Company"), and MR. YACHA SUTTON, residing at ____________ (the
"Executive").

               WHEREAS, the Executive is employed by the Company in the position of Chief Executive Officer pursuant to an Employment Agreement dated June 29, 1999 between the parties (the "Original Agreement"), and

               WHEREAS, the Company desires to continue to employ and secure for itself the services of the Executive upon the terms and subject to the conditions specified herein, and

               WHEREAS, the Executive desires to continue his employment with the Company upon the terms and subject to the conditions specified herein, and

               WHEREAS, for the avoidance of any doubt, it is agreed and understood between the parties that by continuing his employment with the Company pursuant to this Agreement the Executive shall not be deemed in breach of either the Termination Agreement between Laser Industries Ltd. and the Executive or the Non-Competition Agreement between the Company and the Executive, both agreements dated February 22, 1998.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby specifically acknowledged, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company hereby employs the Executive in the capacity of Chief Executive Officer of the Company upon the terms and subject to the conditions set forth below. The Executive hereby accepts employment with the Company upon the terms and subject to the conditions set forth below. This agreement is personal and shall not invoke the provisions of any collective bargaining agreement or arrangement or extension orders, whether presently existing or shall exist in the future, except and only to the extent so mandated by law.

         2. DUTIES. (a) The Executive agrees to devote his full business time, attention, best efforts and ability to the affairs of the Company. He shall report to the Board of Directors of the Company (the "Board") or to the Executive Committee of the Board (the "Committee") or to such members of the Board or the Committee as either of them shall designate from time to time to direct the Executive in the execution of his duties and responsibilities hereunder. The Executive shall have primary responsibility for operating and managing the business of the Company in the ordinary course of its business, with the powers and duties accorded to the position of CEO as set forth in the Articles of Association of the Company and such other duties consistent therewith as may be assigned to the Executive from time to time by the Board or the Committee or such members of the Board or the Committee as either of them shall designate from time to time to direct the Executive in the execution of his duties and responsibilities hereunder.


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               (b) The Executive acknowledges that his capacity as CEO is a fiduciary position and requires a special degree of trust, his duties and responsibilities may entail irregular work hours and extensive traveling, for which he is adequately rewarded by the compensations provided for in this Agreement, and that accordingly the provisions of the Work Hours and Rest Law, 1951 will not apply to his employment with the Company.

               (c) When the Exec utive performs services for the Company, the Executive shall be, at all times, an employee of the Company. While performing services for the Company, the Executive shall not engage in any activities that may interfere or conflict with the proper discharge of his duties.

         3. TERM AND TERMINATION. The term of this Agreement shall be effective as of January 1, 2000 and shall continue in full force and effect until terminated pursuant to the terms hereof.

               3.1 The Agreement and the Executive's employment will terminate (a) upon the death of the Executive; (b) in the event of the inability of the Executive to perform his duties hereunder, whether by reason of injury (mental or physical), illness or otherwise, incapacitating the Executive for a continuous period exceeding 45 days or non-consecutive 45 days in any six month period; or (c) if terminated by the Company for cause, upon delivery by the Company to the Executive of written notice to such effect. For purposes of this Agreement, an event or occurrence constituting "cause" includes:

                   (i) The Executive's omission or refusal to perform specific directives of the Board or the Committee or such members of the Board or the Committee as either of them shall designate from time to time to direct the Executive in the execution of his duties and responsibilities hereunder;

                   (ii)  Dishonesty of the Executive affecting the Company;

                   (iii) The Executive's conviction of a felony or of any
                         crime involving moral turpitude, fraud or misrepresentation;

                   (iv) Any gross negligence or bad-faith conduct of the Executive resulting in material loss to the Company or any of its subsidiaries or material damage to the reputation of the Company or any of its subsidiaries; and

                   (v)   Any material breach of this Agreement.

               3.2 The Company may also terminate this Agreement and the Executive's employment at any time by a ninety (90) days prior notice if the Board has determined in good faith, with the approval of the Audit Committee, that the Executive's performance is not sufficient for the Company to achieve its business targets. The Executive will be entitled to terminate this Agreement and his employment, for any reason, by a sixty
(60) days prior notice to the Company.

               3.3 In the event of any termination of this Agreement and the Executive's employment, the Company shall only be obligated to pay (i) Executive's base salary and benefits until the effective date of termination, provided that the Executive continues his employment obligations through such period (if so required by the Company), and (ii) any severance payment to which the Executive shall be entitled pursuant to the Severance Payment Law, 1963 ("Severance Payment") less any amounts received by the Executive from his Managers' Insurance on account of severance payment (all such payments shall be less deductions for all applicable taxes and withholdings under any relevant laws). The Company shall have no further obligation to make any salary payments or provide any benefits to the Executive after such termination, except as required by applicable law. Notwithstanding the foregoing, the Company may, in its sole discretion, elect not to require the services of the Executive until the effective date of such termination, but shall nevertheless continue to pay the Executive's base salary and benefits through such date.


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                      In addition to the payments specified in this
subparagraph 3.3, if this Agreement and the Executive's employment is terminated by the Company at any time other than for "cause", then the unpaid balance of the amounts payable by the Company to the Executive pursuant to the Non-Competition Agreement, dated February 22, 1998, between the Company and the Executive entered in connection with the merger of the Company with Laser Industries Ltd., will be paid to the executive in a lump sum, in lieu of in monthly installments as provided by the said agreement.

               3.4 Following any termination of this Agreement and the Executive's employment, the Company shall no longer be obligated to make any base salary payments or provide any benefits of any kind whatsoever (except as required by applicable law) to the Executive or the Executive's estate. However, any base salary payments earned but not yet paid and any benefits (other than base salary) to which the Executive has already become entitled under the terms of any Company plan or policy or this Agreement but has not yet been provided shall be made and provided by the Company to the Executive or the Executive's estate in accordance with their respective terms.

               3.5 Notwithstanding anything to the contrary contained in this Agreement, if not terminated earlier pursuant to any other provision of this paragraph 3, this Agreement and the Executive's employment thereunder shall terminate automatically on December 31, 2002, unless otherwise agreed between the Executive and the Company in writing and with the approval of the Board. In the event of such termination, as of such date the Company shall no longer be obligated to make any base salary payments or provide any benefits of any kind whatsoever to the Executive.

               3.6 In the event of any termination of this Agreement and the Executive's employment, the Executive will promptly return any Company property then in his possession and will assign his responsibilities in an orderly fashion to any temporary or permanent successor designated by the Board, and at the Company's request, the Executive will provide such successor with reasonable assistance in assuming the Executive's responsibilities; provided, that if such assistance will require the Executive to devote of his time after the effective date of such termination, the Executive will be fairly and reasonably compensated by the Company therefor.

         4. BASE SALARY. As compensation for services rendered hereunder, the Company shall pay the Executive a gross monthly base salary of U.S. $20,000 (twenty thousand U.S. Dollars), less deductions for all applicable taxes and withholdings, payable in conformance with the regular payroll dates and practices for executives of the Company during the term of the Agreement. The base salary is denominated in U.S. Dollar and accordingly shall not be adjusted to any changes in the consumer price index or changes in the cost of living.


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         5. BENEFITS. In addition to the compensation set forth in
paragraph 4 above, the Executive shall receive the following benefits, and only such benefits, from the Company (less deductions for all applicable taxes and withholdings under any applicable law), it being understood that any wage-based benefits shall be calculated exclusively on the basis of the base salary (without consideration to any other benefit):

            (a) VACATION. The Executive shall be entitled to twenty-four
(24) business days of vacation per year in accordance with Company's policy. The specific dates of such vacations shall be coordinated in advance with the Board or the Committee. The Executive shall not be entitled to accumulate or to redeem any unused vacation days in excess of an aggregate of twelve days.

            (b) OPTIONS. The Executive shall be granted options to purchase up to 400,000 (four hundred thousand) of the Company's Ordinary Shares, par value NIS 0.10 per share, under the terms and conditions of the Company's 1999 Option Plan (the "Plan") (subject to shareholders approval thereof). The exercise price per share for the shares covered by the said options shall be US$ 8.875 (the closing price of the Ordinary Shares in Nasdaq on January 3, 2000). Notwithstanding the provisions of the Plan, the options shall vest with the Executive in three annual installments, the first installment occurring on December 31, 2000 with respect to 66,666 shares, and the second and third installments occurring on December 31 of 2001 and 2002, respectively, with respect to 166,667 shares each, during the Executive's continuous employment with the Company pursuant to this Agreement, and upon any termination of the Executive's employment any unvested options will conclusively expire and have no further force or effect, provided that if terminated by the Company other than for "cause", a number of options out of the then pending installment will become vested upon such termination, proportionately to the time elapsed since the immediately preceding installment and until such termination. Unless this Agreement and the Executive employment with the Company thereunder is terminated by the Executive for whatever reason or by the Company for "cause", all vested options shall be exercisable at any time thereafter until December 31, 2009 (regardless of whether the Executive is still employed by or affiliated with the Company at the time of their exercise), and shall otherwise be subject to the provisions of the Plan. The foregoing notwithstanding, any unvested options will become vested immediately prior to the occurrence of a "Change of Control" (as defined in the Plan). The options granted to the Executive pursuant to this paragraph shall be in addition to (i) the options to purchase 100,000 Ordinary Shares granted to the Executive pursuant to the Original Agreement, which grant shall survive the termination of the Original Agreement pursuant to Section 18 below, and
(ii) the additional options to purchase 100,000 Ordinary Shares granted to the Executive on December 3, 1999.

            (c) MANAGERS INSURANCE ETC. In accordance with the Company's general policy, the Company shall procure for the benefit of the Executive a "Managers' Insurance Policy" (for life insurance and pension), under customary terms, and contribute to such policy an amount equal 5% of the Executive's base salary and 8.33% on account of the Company's severance payment obligations, and the Company shall withhold 5% from the Executive's base salary and contribute such amount to the said policy as the Executive's participation. Upon any termination of the Executive employment with the Company (other than termination by the Company under circumstances in which severance payment is not payable) the rights in the Executive's "Managers' Insurance Policy" shall be assigned to the Executive. The Executive may designate for the above purpose a policy already existing in his favor in lieu of the new policy. In addition, the Company shall pay an amount of up to 2.5% of the Executive's base salary as premium of a disability insurance policy in favor of the Executive, and an additional 7.5% of the base salary to an "Advanced Study Fund" ("Keren Hishtalmut") (in which the Executive shall participate in an amount of 2.5% of his base salary by way of withholding from his pay).


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            (d) OTHER BENEFITS. The Board or the Committee shall consider such additional benefits to the Executive as generally provided by the Company to its senior executives under its current remuneration policy. The Executive shall be entitled to use a Company vehicle in accordance to the Company's existing policies, with respect to the type of vehicle, coverage of costs and expenses and grossing of applicable taxes.

            (e) INDEMNIFICATION. Subject to the approvals required by the Companies Law, 1999, the Company shall enter with the Executive into an Indemnification Agreement under substantially the same terms and conditions as shall be entered into with the directors and other officers of the Company, and which shall replace any other indemnification rights or arrangement currently existing in favor of the Executive.

         6. CONFIDENTIAL INFORMATION. The Executive agrees not to divulge or use, except in furtherance of the Company's business at any time during his employment or after the termination of his employment with the Company, any confidential and other proprietary information ("Confidential Information") obtained at any time, disclosed to the Executive or developed by the Executive in the course of the Executive's employment with the Company or regarding the business of either the Company, its subsidiaries, affiliates, or any of its customers, except that the Executive may disclose certain necessary information to co-workers employed at the Company and to third parties when required to do so in connection with the performance of his duties hereunder. "Confidential Information" shall mean information which is not known to the public and shall include, but not be limited to, trade secrets, know-how, data, technical or non-technical, whether written, graphic or oral, the names and addresses of prospective or existing investors, customers, supply sources, ideas, financial information, operations policies, marketing strategies, business development plans, corporate assets, financial forecasts, and historical financial results.

         7. COVENANT NOT TO SOLICIT BUSINESS. (a) Upon termination of this Agreement the Executive agrees that for a period of two (2) years he will not directly or indirectly solicit any business from individuals or entities that are customers or distributors of the Company, its subsidiaries or any of their respective affiliates, at the time of the termination of this Agreement, without the prior written consent of the Board.

            (b) For a period of two (2) years from the date of termination of this Agreement, without the prior written consent of the Board or the Committee, the Executive shall not employ, offer to employ, or in any way directly or indirectly solicit or seek to obtain or achieve the employment of any person employed by either the Company, its subsidiaries, affiliates, or any successors or assigns thereof now or during a two (2) year period from the date of the Executive's termination of employment, except for those executives who have left the Company, its subsidiaries, affiliates, or any successors or assigns thereof more than one (1) year prior to the date of the Executive's termination of employment with the Company.

            (c) For a period of two (2) years from the date of termination of this Agreement, without the prior written consent of the Board or the Committee, the Executive shall not participate, directly or indirectly (whether as advisor, principal, agent, partner, officer, director, employee, stockholder, associate or consultant of), in any Business Entity (except for an interest of less than 5% in any entity whose securities are traded in any exchange). For purposes of this paragraph 7(c), the term "Business Entity" shall mean any person, partnership, corporation or other business entity that at the time of the Executive's involvement with the Company is involved in any competition with any business carried on by the Company or its affiliates or subsidiaries prior to the date of this Agreement or hereafter conducted by the Company or its affiliates or subsidiaries during the term of this Agreement anywhere in the world.


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            (d) The parties hereto agree that the duration and area for which the covenant not to compete set forth in paragraph 7(c) above is to be effective and reasonable, in terms of their geographical and temporal scope. In the event that any court determines that the time period and/or area are unreasonable and that such covenant is to that extent unenforceable, the parties hereto agree that such covenant shall remain in full force and effect for the greatest period of time and in the greatest geographical area that would not render it unenforceable. In addition, the Executive acknowledges and agrees that a breach of paragraph 6 or sections
(a), (b) or (c) of this paragraph 7 shall cause irreparable harm to the Company, its subsidiaries, and/or its affiliates and that the Company shall be entitled to specific performance of this Agreement or an injunction without proof of special damages, together with the costs and reasonable attorney's fees and disbursements incurred by the Company in enforcing their rights under paragraph 6 and this paragraph 7.

        8. INTELLECTUAL PROPERTY ASSIGNMENT. Any invention or know-how which shall be conceived, developed or reduced to practice by the Executive during the period of his employment relating to the business of the Company or the use of any of its technologies, notwithstanding that it is perfected or reduced to specific form at any time thereafter provided that its conception arose during such period, including all rights therein and in any patent or other form of intellectual property or legal protection with respect thereto, shall become the sole property of the Company, without need for any specific action or notice or any consideration to the Executive other than as provided for by this Agreement. The Executive shall cooperate with the Company and assist it in obtaining any patent or other form of legal protection for such inventions or know-how for no additional compensation (other than the coverage of the Executive's reasonable out if pocket expenses).

        9. REIMBURSEMENT OF EXPENSES. (a) The Company shall reimburse the Executive in the amount of US$1,500 per month for the cost of his apartment located in New York City, which shall be used for the Company's business.

            (b) The Company shall reimburse the Executive for all costs relating to the maintenance and use of one telephone line at his home, which shall be used for Company's matters only, and the maintenance and use of a cellular phone.

        10. DEDUCTIONS AND WITHHOLDINGS. The Company shall be entitled to deduct and withhold from any amount payable to the Executive, whether pursuant to this Agreement or otherwise, any and all taxes, withholdings or other payments as required under any applicable law.

        11. NO ASSIGNMENT BY EXECUTIVE. The Executive shall have no right to assign any of the rights nor to delegate any of the duties created by this Agreement and any assignment or attempted assignment of the Executive's rights, and any delegation or attempted delegation of the Executive's duties, shall be null and void (except for such delegations of authority to other officers of the Company as necessary and customary for the fulfillment of the Executive's duties). The Company retains the right at any time to assign any of its rights or delegate any of its duties under this Agreement.


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        12. CONDITIONS. The Executive represents that he has full authority to enter into this Agreement and that the performance of his duties under this Agreement will not interfere with or violate the terms of any other agreement, arrangement or understanding.

        13. BENEFIT. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, beneficiaries, personal representatives, successors and assigns.

        14. NOTICES. All notices hereunder shall be in writing and delivered by hand or telefaxed or mailed to the address stated below of the party to which such notice is given, or to such changed address as such party shall have given to the other party by written notice provided, however, that any notice of change of address shall be effective only upon receipt by the other party.

               To the Company:      P.O. Box 240
                                    Yokneam, Israel

               Attention:           Chairman of the Board of Directors

               To Executive:        __________

         15. SEVERABILITY OF PROVISIONS. If any of the provisions of this Agreement is held invalid, such provisions shall be severed and the remainder of the Agreement shall remain in force and shall not be affected thereby.

         16. NO ORAL CHANGES. This instrument constitutes and contains the entire Agreement between the parties except as otherwise expressly stated herein. This Agreement may be changed only in writing, and must be signed by the party against whom enforcement of any waiver, modification, discharge or other change is sought.

         17. WAIVER. Either party's failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         18. ENTIRE AGREEMENT. The Agreement contained in this instrument supersedes and cancels any and all prior agreements between the parties hereto, express or implied, written or oral, relating to the subject matter hereof, including the Original Agreement (but excluding, for the avoidance of doubt, the Termination Agreement and the Non-Competition Agreement mentioned in the preamble of this Agreement and the options referred to in the last sentence of Section 5(b) above). This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof.

         19. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel. Any litigation concerning any claims under or breach of this Agreement shall be brought exclusively in the competent courts of the Tel-Aviv-Jaffa District.


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         20. DESCRIPTIVE HEADINGS. The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         21. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

         22. SURVIVAL. The provisions of paragraphs 6, 7 and 8 shall survive any termination of this Agreement.


                                  * * * *


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               IN WITNESS WHEREOF, the Company and the Executive have
executed this Employment Agreement, as of the day and year first above written.






                                                 ESC MEDICAL SYSTEMS LTD.

                                                 By:  _____________________
                                                      Jacob A. Frenkel
                                                      Chairman of the Board





                                                 YACHA SUTTON

                                                 _______________________


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